                                                                     EXHIBIT 4.8

                           INVESTOR RIGHTS AGREEMENT

     INVESTOR RIGHTS AGREEMENT (this "Agreement"), dated as of February 15, 2000, by and among BIOSOURCE INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (the "Company"), and GENSTAR CAPITAL PARTNERS II, L.P., Delaware limited partnership, and STARGEN II LLC, a Delaware limited liability company (each, an "Investor" and collectively, the "Investors").

                                R E C I T A L S
                                - - - - - - - -

     A. The Company and the Investors have entered into a Securities Purchase Agreement dated as of January 10, 2000 (the "Purchase Agreement;" capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement). In connection with the Purchase Agreement, the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Investors an aggregate of 371,300 shares of the Company's Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Shares") and warrants to purchase an aggregate of 1,287,000 shares of the Company's Common Stock, par value $.001 per share (the "Warrants").

     B. In connection with the transactions contemplated by the Purchase Agreement, the Company has agreed to provide to the Investors certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

     1.   DEFINITIONS.
          -----------

          As used in this Agreement, the following terms shall have the following meanings:

          (a) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

          (b) "Registrable Securities" means the shares of Common Stock of the Company issued or issuable to the Investors upon conversion of the Series B Shares or upon exercise of the Warrants and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to the foregoing.

          (c) "Registration Statement" means one or more registration statements of the Company under the Securities Act registering all or a portion of the Registrable Securities.

     2.   REGISTRATION.
          ------------

          (a)  Requested Registration.
               ----------------------

               (i)  Request for Registration.  If the Company shall receive from
                    ------------------------
any Investor or Investors holding not less than 50% of the Registrable Securities then outstanding, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will, as soon as reasonably practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided that the Company shall not be obligated
                               --------
to effect, or take any action to effect, any such registration pursuant to this
Section 2(a):

                    A. after the Company has effected three (3) such registrations pursuant to this Section 2(a) requested by the Investors, and, in each case, such registrations have been declared or ordered effective and have remained effective for ninety (90) days; provided, however, that the limitation set forth in this Section 2(a)(i)A is not applicable if, at the time of the request for registration, the Company qualifies to register the resale of the Registrable Securities in accordance with the request on a Form S-3;

                    B. if at the time of any request to register Registrable Securities, the Company is engaged or intends to engage in an acquisition, financing or other material transaction which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, or the Board of Directors of the Company determines in good faith that the registration would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, in which event, the Company may, at its option, direct that such request be delayed for a period not in excess of 120 days from the date of the determination by the Board of Directors, as the case may be; provided, however, that the Company may not exercise this deferral right more than once in any 12-month period.

          Subject to Section 2(a)(ii), a Registration Statement filed pursuant to this Section 2(a)(i) may include other securities, other than Registrable Securities, of the Company which are held by the other stockholders ("Other Stockholders") of the Company. The Company shall prepare and file with the SEC, as soon as practicable, the applicable Registration Statement

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required by Section 2(a) and shall use reasonable best efforts to cause such
Registration Statement to become effective as soon as practicable after such filing. The Company shall keep such Registration Statement effective pursuant to Rule 415 until the earliest of (i) one hundred and eighty (180) days from the date the applicable Registration Statement is declared effective by the SEC,
(ii) the date at which all Registrable Securities included in such Registration Statement have been sold by the Investors or (iii) the date on which all of the Registrable Securities may (in the reasonable opinion of counsel to the Company) be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act (the "Registration Period").

          (ii)   Underwriting.  If the Investors intend to distribute the
                 ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 2(i)(a). If securities held by Other Stockholders are requested by such Other Stockholders to be included in any registration pursuant to this Section 2, the Company shall condition such inclusion on their acceptance of the further applicable provisions of this Section 2. The Investors and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to such Investor; provided, however, that an Investor shall not be required to make any representations, warranties or indemnities except as they relate to such Investor's ownership of securities and authority to enter into the underwriting agreement and to such Investor's intended method of distribution, and the liability of such Investor shall be limited to an amount equal to the net proceeds from the offering received by such Investor. Notwithstanding any other provision of this Section 2(a), if the representative advises the Investors in writing that marketing factors (including, without limitation, pricing considerations) require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the securities proposed to be sold by the Company shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the Registrable Securities proposed to be sold by the Investors shall be excluded from such registration to the extent so required by such limitation, provided, however, that the number of Registrable Securities to be included in the offering by the Investors shall not be reduced unless all other securities are excluded entirely from the offering. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Investors. The securities so withdrawn shall also be withdrawn from registration.

          (iii)  Shares; Warrants.  The Investors may elect to sell the Series B
                 ----------------
Shares or Warrants to the underwriters and have the underwriters convert the Series B Shares into the Conversion Shares and sell such Conversion Shares or exercise the Warrants for the Warrant Shares and sell such Warrant Shares.

     (b)  Company Registration.
          --------------------

          (i) If the Company shall determine to register any of its equity securities either for its own account or any Other Stockholders (a "Company Registration"), other than a registration relating solely to employee benefit plans, or a registration relating solely to a SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                (A) deliver to the Investors written notice thereof at least thirty (30) days prior to the filing of the registration statement relating to such Company Registration; and

                (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by Investor within ten (10) days after receipt of the written notice from the Company described in clause (A) above, except as set forth in
Section 2(b)(ii) below. The Company may terminate, in its sole and absolute discretion, any registration described in this Section 2(b) at any time prior to the effectiveness of the applicable registration statement. Upon such termination, the Company's obligations under this Section 2(b) with respect to such terminated registration shall terminate.

          (ii)  Underwriting.  If the Company Registration of which the Company
                ------------
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investors as a part of the written notice given pursuant to Section 2(b)(i)(A). In such event, the right of the Investors to registration pursuant to this Section 2(b) shall be conditioned upon the Investors' participation in such underwriting and the inclusion of the Investors' Registrable Securities in the underwriting to the extent provided herein. The Investors shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company; provided, however, that an Investor shall not be required to make any representations, warranties or indemnities except as they relate to such Investor's ownership of securities and authority to enter into the underwriting agreement and to such Investor's intended method of distribution, and the liability of such Investor shall be limited to an amount equal to the net proceeds from the offering received by such Investor. Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit or eliminate the number of Registrable Securities to be included in the registration and underwriting to the extent so required by such limitation; provided, however, that the number of Registrable Securities to be included in the offering by the Investors shall not be reduced unless all securities to be included in the offering by Other Stockholders are also reduced, in which instance the number of Registrable Securities to be included in the offering by the Investors and the number of securities to be included in the offering by Other Stockholders shall be allocated among the Investors and the Other Stockholders in proportion (or as nearly as practicable) to the amount of securities sought to be included in the offering by each Investor and each Other Stockholder, as the case may be.

          (iii)  Number and Transferability.  Each Investor shall be entitled to
                 --------------------------
have its Registrable Securities included in an unlimited number of registrations pursuant to this Section 2(b).

          (iv)   Shares; Warrants.  The Investors may elect to sell the Series B
                 ----------------
Shares or Warrants to the underwriters and have the underwriters convert the Series B Shares into the Conversion Shares and sell such Conversion Shares or exercise the Warrants for the Warrant Shares and sell such Warrant Shares.

     (c)  Form S-3 Registration.  In case the Company shall receive from any
          ---------------------
Investor or Investors holding not less than fifty percent (50%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Investor or Investors, the Company will:

          (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Investors; and

          (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Investor's or Investors' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Investor or Investors joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2(c): (i) if Form S-3 is not available for such offering by the Investors; (ii) if the Company shall furnish to the Investors a certificate signed by the President of Company stating that in the good faith judgment of the Board of Directors of the Company that the registration would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Investor or Investors under this Section 2(c); provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Investors pursuant to this Section 2(c); (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (v) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 2(b).

                 (iii) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Investors. Registrations effected pursuant to this Section 2(c) shall not be counted as demands for registration or registrations effected pursuant to Sections 2(a).

     3.   OBLIGATIONS OF THE COMPANY.
          --------------------------

     In connection with each registration of the Registrable Securities, the Company shall have the following obligations:

          (a) Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) filed pursuant to this Agreement (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Company included in the Registration Statement or incorporated by reference therein shall comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements shall be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and shall fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments).

          (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investor as set forth in the Registration Statement. Notwithstanding the foregoing, the

Company's obligations hereunder to file a Registration Statement and to keep a Registration Statement in effect under the Securities Act shall be suspended if the Company is engaged or intends to engage in an acquisition, financing or other material transaction which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, or the Board of Directors of the Company determines in good faith that the registration would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, in which event, the Company may, at its option, direct that such request be delayed for a period not in excess of 120 days from the date of the determination by the Board of Directors, as the case may be; provided, however, that the Company may not exercise this deferral right more than once in any 12-month period.

          (c) The Company shall furnish to the Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, such reasonable number of copies of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto as the Investors may reasonably request. In the case of the Registration Statement referred to in Section 2(a), the Company shall furnish to the Investors a copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of any Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

          (d) The Company shall use all commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as such Investor reasonably requests (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its certificate of incorporation or bylaws, which in each case the Board of

Directors of the Company determines in good faith to be contrary to the best interests of the Company and its stockholders.

          (e) As promptly as practicable after becoming aware of such event, the Company shall notify the Investors by telephone or facsimile of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use reasonable best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission and deliver such number of copies of such supplement or amendment to the Investors as the Investors may reasonably request.

          (f) The Company shall use reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable date (including in each case by amending or supplementing such Registration Statement) and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to such Investor as the Investor may reasonably request).

          (g) The Company shall permit a single firm of counsel designated by the Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC.

          (h) The Company shall make available for inspection by (i) any underwriter participating in any disposition pursuant to a Registration Statement and (ii) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence.

          (i)  The Company shall use reasonable best efforts to promptly either
(i) secure the designation and quotation, of all the Registrable Securities covered by a Registration Statement on the Nasdaq National Market or the Nasdaq Small Cap Market, or (ii) cause all the Registrable Securities covered by the Registration Statement to be listed on the NYSE or the AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

          (j) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

          (k) The Company shall hold in confidence and not make any disclosure of information provided to the Company concerning the Investors unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) the Investors consent to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investors is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investors prior to making such disclosure, and allow the Investors, at their expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          (l) The Company shall cooperate with the Investors and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) (1) an opinion of counsel for the Company, dated the effective date of the Registration Statement, and (2) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the Registration Statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters, with respect to events subsequent to the date of the financial statements), in each case as are customarily covered in opinions of issuers' counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

          (m) The Company shall comply with applicable federal securities laws and regulations related to a Registration Statement and offering and sale of securities.

          (n) The Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms and remain so qualified following the Closing Date.

          (o) The Company shall take all such other actions as any Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     4.   OBLIGATIONS OF THE INVESTOR.
          ---------------------------

     In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

          (a) It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities that each Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investors of any information the Company requires from them.

          (b) Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

          (c) If the Investors determine to engage the services of an underwriter, the Investors agree to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter(s) of such offering and the Company and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, provided, however, that an Investor shall not be required to make any representations, warranties or indemnities except as they relate to such Investor's ownership of securities and authority to enter into the underwriting agreement and to such Investor's intended method of distribution, and the liability of such Investor shall be limited to an amount equal to the net proceeds from the offering received by such Investor.

          (d) The Investors will not participate in any underwritten distribution hereunder unless they (i) agree to sell such the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, provided, however, that an Investor shall not be required to make any representations, warranties or indemnities except as they relate to such Investor's ownership of securities and authority to enter into the underwriting agreement and to such Investor's intended method of distribution, and the liability of such Investor shall be limited to an amount equal to the net proceeds from the offering received by such Investor,
(ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided, however, that an Investor shall not be required to make any representations, warranties or indemnities except as they relate to the Investor's ownership of securities and authority to enter into the underwriting agreement and to such Investor's intended method of distribution, and the liability of such Investor shall be limited to an amount equal to the net proceeds from the offering received by such Investor, and (iii) agree to pay all brokers fees, underwriting discounts and commissions and other selling expenses applicable to the Registrable Securities.

     5.   EXPENSES OF REGISTRATION.
          ------------------------

     All expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Investors selected by them, shall be borne by the Company. All brokers' fees, underwriting discounts and commissions and similar selling expenses applicable to the Registrable Securities shall be borne by the Investors.

     6.   INDEMNIFICATION.
          ---------------

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor, and (ii) the directors, officers, partners, members, employees and agents of each Investor and each person who controls such Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement, including any preliminary prospectus or final prospectus contained therein and any amendments or supplements thereto or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse each Investor and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in such preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

          (b) In connection with any Registration Statement in which an Investor is participating, to the extent permitted by law, each selling Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement; and subject to
Section 6(c) the Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, and provided further, that the obligations of an Investor hereunder shall be limited to an amount equal to the net proceeds to such Investor from the Registrable Securities sold under such Registration Statement, prospectus, offering circular or other document contemplated herein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive any transfer of the Registrable Securities by the Investor pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact by the Investor contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

          (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the Investor, if the Investor is entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7.   CONTRIBUTION.
          ------------

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8.   REPORTS UNDER THE EXCHANGE ACT.
          ------------------------------

     With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          (a) file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents as is required for the applicable provisions of Rule 144; and

          (b) furnish to any Investor so long as such Investor owns Registrable Securities, promptly upon written request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

     9.   ASSIGNMENT OF REGISTRATION RIGHTS.
          ---------------------------------

     The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be assignable, by any Investor to any transferee of all or any portion of the Registrable Securities if: (i) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement, and the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained therein.

     10.  BOARD REPRESENTATION.
          --------------------

     So long as the Investors beneficially own (as defined in Rule 13d-3 under the Exchange Act)

(A) not less than 750,000 shares of Common Stock, the Investors shall be entitled to designate two (2) persons reasonably acceptable to the Company to serve on the Board of Directors of the Company, and (B) not less than 495,000 shares of Common Stock, the Investors shall be entitled to designate one (1) person reasonably acceptable to the Company to serve on the Board of Directors of the Company (the "Designated Directors"), and the Company shall use its best efforts (including the inclusion of such persons in the Company's proxy statement as director nominees) to cause the Designated Directors to be elected as directors of the Company. The Company shall immediately expand the size of its Board of Directors to seven (7) members and appoint the Designated Directors to fill the vacancies created thereby. For so long as the Investors are entitled to designate directors pursuant to this Section 10, the Company shall procure and maintain directors' and officers' indemnification insurance covering the Designated Directors in such amounts and with such deductibles and covering such risks as are customary for similarly situated businesses. The Company shall indemnify each Designated Director to the same extent that it indemnifies its other directors pursuant to its organizational documents and applicable law. The Company shall reimburse each Designated Director for all reasonable costs and expenses incurred in connection with such Directors' attendance at meetings of the Board of Directors or any committee upon which they, or any of them, may serve.

     11.  RIGHT OF FIRST NEGOTIATION FOR ADDITIONAL SECURITIES.
          ----------------------------------------------------

     So long as the Investors hold not less than 50% of the aggregate Series B Shares and Warrants they purchased pursuant to the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion or exercise thereof), each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Additional Securities"), the Company will make an offering of such Additional Securities to the Investors in accordance with the following provisions:

          (a) The Company shall deliver a written notice (a "First Negotiation Notice") to the Investors, which notice shall set forth all material terms and conditions, including, without limitation, the number of shares and the purchase price, on which the Company desires to sell the Additional Securities.

          (b) The Investors shall, for a period of thirty (30) days following the receipt of the First Negotiation Notice by the Investors (the "First Negotiation Period"), have the exclusive right to negotiate with the Company with respect to the purchase and sale of the Additional Securities. All negotiations between the Company and any Investor shall be conducted in good faith.

          (c) If, during the First Negotiation Period, the Company and one or more of the Investors agree to enter into an agreement for the purchase and sale of the Additional Securities, then the Company may not offer the Additional Securities to any other Person and the purchase and sale of the Additional Securities shall occur on the terms and conditions on which the Company and the Investors agree. If more than one Investor agrees to purchase the Additional Securities on the terms set forth in the First Negotiation Notice, each Investor so electing shall be entitled to purchase its pro rata share of the Additional Securities.

          (d) If the Company and one or more of the Investors do not agree to enter into an agreement for the purchase and sale of the Additional Securities on or before the expiration of the First Negotiation Period, then the Company may attempt to sell the Additional Securities to any other person or entity for a period of one hundred and twenty (120) days following the expiration of the First Negotiation Period.

          (e) Additional Securities shall not include any securities: (i) subject to a Company Registration (as defined in Section 2(b)(i), above), (ii) relating to a SEC Rule 145 transaction, (iii) issued in connection with the effectuation of a split or subdivision of the outstanding shares of Common Stock or a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock, (iv) issued or issueable to employees, consultants or directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company, (v) issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding or deemed outstanding on the date hereof, or (vi) issued or issuable in connection with the acquisition, merger, consolidation, or other business combination by or of the Company with, by, or of any person.

     12.  PRE-EMPTIVE RIGHTS TO ACQUIRE ADDITIONAL SECURITIES
          ---------------------------------------------------

     So long as the Investors hold not less than 50% of the aggregate Series B Shares and Warrants they purchased pursuant to the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion or exercise thereof), each time the Company proposes to offer any Additional Securities, the Company will, in addition to the right of first negotiation required under Section 11,
                                                                   ----------
above, make an offering of such Additional Securities to the Investors in accordance with the following provisions:

          (a) At least thirty (30) days prior to consummating the offer of Additional Securities, the Company shall deliver a notice (the "Transfer Notice") to the Investors at the addresses set forth in the Purchase Agreement stating: (i) its bona fide intention to offer such Additional Securities, (ii) the amount of such Additional Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Additional Securities, and
(iv) an offer to the Investors to purchase the Additional Securities on the same terms and conditions as contained in the Transfer Notice.

          (b) The Investor may accept the offer to purchase such Additional Securities by giving written notice of acceptance to the Company within fifteen
(15) days of receipt of the Transfer Notice, and the transfer of the Additional Securities shall thereafter be effected between the Company and the Investors upon all of the applicable terms and conditions set forth in the Transfer

Notice, or such other or additional terms as the Company and the Investors shall agree. In the event that the Investors do not accept the offer to purchase such Additional Securities by giving written notice of acceptance to the Company within fifteen (15) days of receipt of the Transfer Notice, and/or consummate the sale of the Additional Securities within sixty (60) days of its acceptance of the offer contained in the Transfer Notice, the Company shall be free to sell such Additional Securities on substantially the same terms as those set forth in the Transfer Notice.

     13.  AMENDMENT OF REGISTRATION RIGHTS.
          --------------------------------

     Provisions of this Agreement may be amended and the observance thereof may be waived solely upon the written consent of the Company and the Investors holding a majority of the Shares and Warrants (or an equivalent amount of Common Stock issued upon conversion or exercise thereof).

     14.  MISCELLANEOUS.
          -------------

          (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          (b) Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be as set forth in the Purchase Agreement.

          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California. Each of the Company and the Investors irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the State of California in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Each of the Company and the Investors irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each of the Company and the Investors further agrees that service of process upon the Company mailed by first class mail to the address set forth in the Purchase Agreement shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect either the Company's or any Investor's right to serve process in any other manner permitted by law.

          (e) This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto and thereto with respect to the subject matter hereof and thereof.

          (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (j) For purposes of this Agreement, the term "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California are authorized or obligated by law, regulation or executive order to close.



                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                    BIOSOURCE INTERNATIONAL, INC.
                                    a Delaware corporation



                                    By: /s/ James H. Chamberlain
                                        -------------------------------------
                                        James H. Chamberlain
                                        President and Chief Executive Officer

                                    GENSTAR CAPITAL PARTNERS II, L.P.

                                    By: Genstar Capital LLC
                                        Its General Partner


                                         By: /s/ Jean-Pierre L. Conte
                                             ---------------------------------
                                             Jean-Pierre L. Conte
                                             Managing Director


                                    STARGEN LLC II


                                    By: /s/ Jean-Pierre L. Conte
                                        --------------------------------------
                                        Jean-Pierre L. Conte
                                        Managing Director